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                                                                  Exhibit 10.6.4

                               EASTERN ENTERPRISES

                          Amendment of Trust Agreement


      Instrument of amendment dated September 22, 1999 by and between Eastern Enterprises ("Eastern") and Key Trust Company of Ohio, N.A. (the "Trustee"):

      WHEREAS Eastern and the Trustee are parties to a trust agreement originally dated January 29, 1987 and subsequently amended, including to substitute the current Trustee as trustee of the trust established under such agreement (as heretofore amended, the "Trust Agreement"); and

      WHEREAS Eastern wishes to amend the Trust Agreement as hereinafter provided; and

      WHEREAS Eastern has reserved the right to make such amendment under
Section 10(a) of the Trust Agreement;

      NOW, THEREFORE, in consideration of these premises, the Trust Agreement is hereby amended as follows, effective immediately:

      1. Section 2(a) of the Trust Agreement is amended by deleting that portion of the last sentence thereof which begins "and further provided, that no such modification or supplement . . ." and ends ". . . prior to the Change of Control" and replacing the deleted text with the following:

      "and further provided, that no such modification or supplement upon or following a Change of Control shall (i) expand the list of plans or other compensation or benefit arrangements (as set forth in the most recent Schedule A delivered to the Trustee prior to the Change of Control) under which compensation or benefits may be provided from assets of the Trust, nor shall any amendment or modification of any such plan or arrangement adopted upon or following the Change of Control be taken into account in determining compensation or benefits that may be provided from assets of the Trust (but nothing in this proviso shall be construed as limiting the right of a Trust Beneficiary to claim benefits from Eastern or its subsidiaries, or a successor, in respect of any such amendment or modification), or (ii) add any person as a Trust Beneficiary who was not an employee or trustee of Eastern prior to the Change of Control."

      IN WITNESS WHEREOF, Eastern Enterprises and the Trustee have caused this instrument of amendment to be executed by their duly authorized officers as of the date set forth above.

                                    EASTERN ENTERPRISES

                               By:  /s/ J. Atwood Ives
                                    -----------------------------


                                    KEY TRUST COMPANY OF OHIO, N.A.

                               By:  /s/ Margaret Halloran, AVP
                                    -----------------------------



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Approved by the Board of Trustees on September 22, 1999